SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

ORBIMAGE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	54-1660268

(State or other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

21700 Atlantic Boulevard
Dulles, Virginia 20166
(703) 480-7500

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2004, ORBIMAGE Inc. consummated a private placement as discussed below in Item 3.02. In connection with such transaction, the company entered into definitive Investment Agreements with the investors in such private placement which set forth in greater particularity the terms of letter agreements originally entered into between the parties on June 27, 2004. Under the Investment Agreements, the company sold the investors an aggregate of 3.25 million units for a price of $10.00 per unit to a small group of its current investors. Each unit consisted of one share of common stock and one warrant to purchase a share of common stock. The investors also received an aggregate of 1 million warrants in consideration of their agreement to invest up to an additional $32.5 million in the company as described below in Item 3.02

In connection with the transaction discussed above, on November 16, 2004, the company entered into a Registration Rights Agreement pursuant to which it agreed to promptly file a registration statement with the Securities and Exchange Commission for the resale by the investors of the shares of common stock, warrants and shares issued upon the exercise of the warrants which were sold in the private placement.

Item 3.02 Unregistered Sales of Equity Securities

On November 16, 2004, ORBIMAGE Inc. consummated a private placement of 3.25 million units for a price of $10.00 per unit to a small group of its current investors. Each unit consisted of one share of common stock and one warrant to purchase a share of common stock. The warrants have a term of five years during which they may be exercised for $10.00 per share. The $32.5 million in gross aggregate proceeds from the sale of these units represents the first tranche of equity financing for a new satellite program called NextView which was recently awarded to ORBIMAGE by the National Geospatial-Intelligence Agency. All of the investors are accredited investors as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

In addition to the shares and warrants to be issued to the investor group as part of this sale of units, ORBIMAGE has issued to the members of the investor group an additional 1.0 million warrants to purchase a share of common stock at $10.00 per share for a period of five years in consideration for the investor groups commitment to purchase up to an additional 3.25 million units in the event a planned rights offering to the company’s stockholders is not fully subscribed. The shares, warrants and shares issued upon the exercise of the warrants have not been registered under the Securities Act of 1933 although the Company has committed to file a registration statement for these securities promptly.

The issuance of these securities was not registered under the Securities Act in reliance upon the exemptions set forth in Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act, relating to transactions by an issuer not involving a public offering.

In connection with the establishment of the entire plan of financing for the NextView program, which includes the above described financing, as well as future planned placements of equity and debt for total proceeds of $220 million, the Company has paid $7 million in fees to its financial advisors to date.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2004	ORBIMAGE INC.

	By:	/s/ Tony Anzilotti Tony Anzilotti Vice President — Finance and Controller